UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 23, 2017

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Service Agreement Amendment and Letter Agreement with President and Chief Executive Officer

On March 23, 2017, Inspired Gaming (Gibraltar) Limited (“Gaming Gibraltar”), a subsidiary of Inspired Entertainment, Inc. (the “Company”), and Luke Alvarez, the President and Chief Executive Officer of the Company, amended that certain Service Agreement, dated April 1, 2015, by and between Gaming Gibraltar and Mr. Alvarez, with an effective date of January 1, 2017. Under the terms of such agreement, as amended, Mr. Alvarez’s annual base salary is £478,736 per year, with a target annual bonus of not less than 100%, and a maximum annual bonus of not more than 200%, of £525,000, subject to performance goals determined by the compensation committee of the board of directors of the Company (the “Committee”).

Each party is required to give twelve months’ notice of termination of employment. If Mr. Alvarez leaves, or is required to leave, his employment as a result of injury, disability, ill-health, retirement or redundancy, or is otherwise dismissed (unless Mr. Alvarez is dismissed for gross misconduct or voluntarily resigns before the end of the current fiscal year), Mr. Alvarez would be entitled to receive a pro-rated annual bonus during the twelve-month contractual notice period as if all of the performance conditions of such bonus had been satisfied.

In addition, on March 23, 2017, DMWSL 633 Limited, a subsidiary of the Company, and Mr. Alvarez entered into a letter agreement, pursuant to which, effective January 1, 2017, Mr. Alvarez receives an annual fee of £46,264 per year, in connection with Mr. Alvarez’s position as director of such entity.

Employment Contract with Chief Financial Officer

On March 23, 2017, Inspired Gaming (UK) Limited (“Gaming UK”), a subsidiary of the Company, and Stewart Baker, the Chief Financial Officer of the Company, entered into a new employment contract in connection with Mr. Baker’s recent promotion to the position of Chief Financial Officer. Pursuant to such contract, Mr. Baker’s compensation includes a base salary of £160,000, effective January 2017. In addition, Mr. Baker will have the opportunity to receive a target annual bonus of not less than 75%, and a maximum annual bonus of not more than 100%, of his annual base salary, subject to performance goals determined by the Committee.

Such agreement includes a notice provision that requires the party electing to terminate the agreement to provide twelve months’ notice. Mr. Baker participates in an employer pension program, under which he receives employer contributions equal to 15% of his base salary. In addition, Mr. Baker receives an annual car allowance in the amount of £13,900. Under the employment agreement, Mr. Baker remains subject to certain restrictive covenants, including, among other things, non-solicitation and non-competition provisions for a period of twelve months after termination of his employment and concerning confidentiality.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2017

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
	Name:	A. Lorne Weil
	Title:	Executive Chairman